Exhibit 10.24
SECOND AMENDMENT TO FOURTH AMENDED
AND RESTATED CREDIT AGREEMENT
     This Second Amendment to Fourth Amended and Restated Credit Agreement (this “Second Amendment”) executed as of February 19, 2009, to be effective as of December 31, 2008, is by and among PARALLEL PETROLEUM CORPORATION, a Delaware corporation (“Borrower”), and CITIBANK, N.A., BNP PARIBAS, WESTERN NATIONAL BANK, COMPASS BANK, BANK OF SCOTLAND plc, TEXAS CAPITAL BANK, N.A., BANK OF AMERICA, N.A. and WEST TEXAS NATIONAL BANK (collectively, “Lenders”), and CITIBANK, N.A., as Joint Lead Arranger and as Administrative Agent (“Agent”) and BNP PARIBAS, as Joint Lead Arranger and as Syndication Agent.
RECITALS:
     WHEREAS, Borrower and Lenders in the capacities stated above, entered into that certain Fourth Amended and Restated Credit Agreement dated as of May 16, 2008, as amended by First Amendment to Fourth Amended and Restated Credit Agreement dated as of October 31, 2008 (the “Credit Agreement”).
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto agree as follows:
Agreement
     Section 1. Definitions. Except as otherwise expressly provided herein, all terms defined in the Credit Agreement shall have the same meanings herein.
     Section 2. New Definition of Cash Equivalent Investments. Section 1 of the Credit Agreement is hereby amended to include the following additional defined term in the appropriate alphabetical order:
     Cash Equivalent Investments means (i) short-term obligations of, or fully guaranteed by, the United States of America with maturities of not more than 180 days and maintained with a Lender or an Affiliate of a Lender, (ii) demand deposit and money market accounts maintained in the ordinary course of business with a Lender or an Affiliate of a Lender, and (iii) certificates of deposit issued by and time deposits with a Lender or an Affiliate of a Lender; provided, that in each case with respect to the foregoing clauses (i), (ii) and (iii) that the same are not pledged as security for any indebtedness or other obligations.

     Section 3. Amendment to Definition of Consolidated EBITDA. The definition of “Consolidated EBITDA” in Section 1 of the Credit Agreement is hereby amended in its entirety to read as follows:
     Consolidated EBITDA means for any period, Borrower’s consolidated earnings during such period from continuing operations, before provision for interest expenses, income taxes, depreciation, depletion, amortization, gains and losses on asset sales and other non-cash charges, plus payments received by Borrower during such period under Rate Management Transactions and less payments made by Borrower during such period under Rate Management Transactions.
     Section 4. Amendment to Definition of Consolidated Funded Debt. The definition of “Consolidated Funded Debt” in Section 1 of the Credit Agreement is hereby amended in its entirety to read as follows:
     Consolidated Funded Debt means as of any date, Borrower’s total outstanding liabilities for borrowed money and other interest-bearing liabilities on such date, determined in each case on a consolidated basis in accordance with GAAP, plus an amount equal to the amount, if any, that Borrower’s accounts payable exceed Borrower’s accounts receivable (each as determined in accordance with GAAP), and less an amount equal to the value of Borrower’s Cash Equivalent Investments on such date.
     Section 5. Amendment to Definition of LIBOR Margin. The definition of “LIBOR Margin” in Section 1 of the Credit Agreement is hereby amended in its entirety to read as follows:
     LIBOR Margin means:
     (a) three percent (3.00%) per annum whenever the Borrowing Base Usage is equal to or greater than 75%; or
     (b) two and three-quarters percent (2.75%) per annum whenever the Borrowing Base Usage is equal to or greater than 50% but less than 75%; or
     (c) two and one-half percent (2.50%) per annum whenever the Borrowing Base Usage is less than 50%.
     Section 6. Addition of Affirmative Covenant. The Credit Agreement is hereby amended to include a new Section 12(z) reading as follows:
     (z) Depository and Investment Accounts. Borrower will, and will cause each Subsidiary to, maintain all of its certificates of deposit and demand depository, money market and investment accounts with a Lender or with an Affiliate of a Lender, except (i) Borrower’s existing investment account with

RBC Wealth Management, a division of RBC Capital Markets Corporation, which shall not have a balance at any time exceeding $3,000,000, and (ii) certificates of deposit or similar instruments to secure Borrower’s or a Subsidiary’s performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of Borrower or a Subsidiary of a like nature incurred in the ordinary course of business not exceeding $500,000 in the aggregate.
     Section 7. Amendment to Funded Debt Ratio Covenant. Section 13(c) of the Credit Agreement is hereby amended in its entirety to read as follows:
     (c) Funded Debt Ratio. Borrower will not allow its ratio of Consolidated Funded Debt to Consolidated EBITDA to exceed (i) 4.25 to 1.00 as of December 31, 2008 or during the years 2009 and 2010, or (ii) 4.00 to 1.00 during the year 2011 and thereafter during the term hereof. This ratio shall be calculated at the end of each fiscal quarter of Borrower using the results of the twelve-month period immediately preceding the end of each such fiscal quarter.
     Section 8. Amendment to Remedies of Lenders. The last paragraph of Section 14 of the Credit Agreement is hereby amended in its entirety to read as follows:
     Upon the occurrence and during the continuance of any Event of Default, the Lenders are hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) and investment property at any time held and other indebtedness and obligations at any time owing by any of the Lenders or any Affiliate of any of the Lenders to or for the credit or the account of Borrower against any and all of the indebtedness of the Borrower under the Notes and the Loan Documents, including this Agreement, irrespective of whether or not the Lenders shall have made any demand under the Loan Documents, including this Agreement or the Notes and although such indebtedness may be unmatured. Any amount set-off by any of the Lenders shall be applied against the indebtedness owed the Lenders by the Borrower pursuant to this Agreement and the Notes. The Lenders agree promptly to notify the Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lenders may have.
     Section 9. Representations and Warranties of Borrower. Borrower represents and warrants to Lenders as follows:
          (a) The representations and warranties contained in Section 10 of the Credit Agreement are true and correct on and as of the date hereof as though made on and as of the date hereof, except for those representations and warranties which address matters only as of a particular date (which remain true and correct as of such date).
          (b) No Event of Default or Default has occurred and is continuing under the Credit Agreement.
          (c) The execution, delivery and performance by Borrower of this Second Amendment are within Borrower’s corporate powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provisions of applicable law or any material agreement binding upon Borrower or its Subsidiaries or result in the creation or imposition of any Lien upon any of the assets of Borrower or its Subsidiaries, except Permitted Liens.
          (d) This Second Amendment constitutes the valid and binding obligation of Borrower enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.
     Section 10. Conditions Precedent. Upon the satisfaction of each of the following conditions, this Second Amendment shall be effective as of December 31, 2008:
(a)	Agent shall have received counterparts of this Second Amendment duly executed by Borrower and Lenders;

(b)	Agent shall have received any other documents, certificates and opinions in connection with this Second Amendment that may be requested by Agent, in form and substance satisfactory to Agent; and

(c)	Borrower shall have paid to Agent for the ratable benefit of Lenders a facility fee in the amount of $575,000.
     Section 11. Ratification of Credit Agreement and Other Loan Documents. Except as expressly amended hereby, the Credit Agreement and all of the other Loan Documents are and shall be unchanged and all of the terms, provisions, covenants, conditions, schedules and exhibits thereof shall remain and continue in full force and effect and are hereby ratified and confirmed by Borrower and Lenders as of the date of this Second Amendment as if the Credit Agreement and the other Loan Documents were executed by Borrower and the other parties thereto as of the date of this Second Amendment. The amendments contemplated hereby shall not limit or impair any Liens securing the Loans, all of which are hereby ratified, affirmed and extended to secure the Loans as they may be increased pursuant hereto.
     Section 12. No Waiver. Neither the execution by Lenders of this Second Amendment nor anything contained herein shall in anywise be construed or operate as a waiver by Lenders of any Default or Event of Default (whether now existing or that may occur hereafter) or of any of

Lenders’ or Agent’s rights under the Credit Agreement as amended hereby or under any of the other Loan Documents.
     Section 13. Miscellaneous.
     13.1 Legal Expenses. Borrower hereby agrees to pay on demand all reasonable fees and expenses of counsel to the Agent incurred by the Agent in connection with the preparation, negotiation and execution of this Second Amendment and all related documents.
     13.2 Multiple Counterparts. This Second Amendment may be executed in a number of identical separate counterparts (including by facsimile transmission), each of which for all purposes is to be deemed an original but all of which shall constitute, collectively, one agreement. No party to this Second Amendment shall be bound hereby until a counterpart of this Second Amendment has been executed by all parties hereto.
     13.3 Reference to Agreement. Each of the Loan Documents is hereby amended so that any reference in the Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.
     13.4 Governing Law. This Second Amendment is being executed and delivered, and is intended to be performed, in Midland, Midland County, Texas, and the substantive laws of Texas shall govern the validity, construction, enforcement and interpretation of this Second Amendment and all other documents and instruments referred to herein, unless otherwise specified therein.
     13.5 Plural and Singular Forms. The definitions given to terms defined hereby shall be equally applicable to both the singular and plural forms of such terms.
     13.6 Final Agreement. THIS SECOND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
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     IN WITNESS THEREOF, Borrower and Lenders have caused this Second Amendment to be duly executed as of the day and year first above written.

BORROWER:	PARALLEL PETROLEUM CORPORATION,
a Delaware corporation

	By:	/s/ Steven D. Foster

Steven D. Foster
Chief Financial Officer

LENDERS:	CITIBANK, N.A. a national banking association, as Joint Lead Arranger and Administrative Agent and as a Lender

	By:	/s/ Frank K. Stowers

Frank K. Stowers
Vice President
[SIGNATURE PAGE TO SECOND AMENDMENT TO FOURTH
AMENDED AND RESTATED CREDIT AGREEMENT]

BNP PARIBAS, as Joint Lead Arranger and Syndication Agent and as a Lender

By:	/s/ Brian M. Malone

Name:	Brian M. Malone

Title:	Managing Director

By:	/s/ Courtney Kubesch

Name:	Courtney Kubesch

Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO FOURTH
AMENDED AND RESTATED CREDIT AGREEMENT]

WESTERN NATIONAL BANK, as a Lender
By:	/s/ Wesley D. Bownds
Wesley D. Bownds
President

[SIGNATURE PAGE TO SECOND AMENDMENT TO FOURTH
AMENDED AND RESTATED CREDIT AGREEMENT]

COMPASS BANK, as a Lender

By:	/s/ Kathleen J. Bowen

Name:	Kathleen J. Bowen

Title:	Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO FOURTH
AMENDED AND RESTATED CREDIT AGREEMENT]

BANK OF SCOTLAND plc, as a Lender

By:	/s/ Julia R Franklin

Name:	Julia R Franklin

Title:	Assistant Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO FOURTH
AMENDED AND RESTATED CREDIT AGREEMENT]

TEXAS CAPITAL BANK, N.A., as a Lender

By:	/s/ Brian J. Petet

Name:	Brian J. Petet

Title:	Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO FOURTH
AMENDED AND RESTATED CREDIT AGREEMENT]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Jeffrey H. Rathkamp

Name:	Jeffrey H. Rathkamp

Title:	Managing Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO FOURTH
AMENDED AND RESTATED CREDIT AGREEMENT]

WEST TEXAS NATIONAL BANK, as a Lender

By:	/s/ Chris L. Whigham

Name:	Chris L. Whigham

Title:	Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO FOURTH
AMENDED AND RESTATED CREDIT AGREEMENT]